UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01	OTHER EVENTS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES EXHIBIT INDEX

Exhibit 99.2

Item 8.01 – Other Events

This Current Report on Form 8-K/A (“Amendment No. 2”) amends and supplements the Current Report on Form 8-K of E2open, Inc. (“E2open”), filed on July 31, 2013, as amended by the Current Report on Form 8-K filed on October 10, 2013 (“Amendment No.1”), regarding the acquisition by E2open of all of the outstanding shares of ICON-SCM AG, a German stock corporation (“ICON”) on July 30, 2013. The sole purpose of this Amendment No. 2 is to provide updated pro forma financial information in accordance with Article 11 of Regulation S-X. E2open is filing the updated pro forma financial information described below, as Exhibit 99.2 hereto, to incorporate this information by reference in its Registration Statement on Form S-3.

Amendment No. 1 filed on October 10, 2013 included an unaudited pro forma condensed combined statement of operations of E2open for the twelve months ended February 28, 2013 and of ICON for the twelve months ended December 31, 2012, and an unaudited pro forma condensed combined statement of operations of E2open and ICON for the six months ended August 31, 2013.

This Amendment No. 2 is being filed to include an unaudited pro forma condensed combined statement of operations of E2open and ICON for the nine months ended November 30, 2013, and to reflect a revised pro forma amortization of acquired intangible assets for the nine months ended November 30, 2013 based on estimated useful life of 5 years. The previously reported pro forma amortization expense of acquired intangible assets reflected preliminary estimates of fair values and estimated lives of assets acquired from ICON.

Item 9.01 – Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma condensed combined financial information prepared to give pro forma effect to the acquisition of ICON is filed in Exhibit 99.2 hereto.

(c) Exhibits

Exhibit No.	Description:

99.2	Unaudited pro forma condensed combined financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014

E2OPEN, INC.

By:	/s/ Mark E. Woodward
Name:	Mark E. Woodward
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description:

99.2	Unaudited pro forma condensed combined financial information